Exhibit 99.1

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and

September 30, 2014 (Predecessor)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

South Bend, Indiana

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 2014 (Predecessor)

INDEPENDENT AUDITOR’S REPORT

Board of Directors

Royal Holdings, Inc. and Subsidiaries

South Bend, Indiana

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Royal Holdings, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of September 30, 2015 (successor), and September 30, 2014 (predecessor), and the related consolidated statements of operations, comprehensive income (loss), changes in shareholder’s equity, and cash flows for the periods June 19, 2015 to September 30, 2015 (successor), October 1, 2014 to June 18, 2015 (predecessor) and year ended September 30, 2014 (predecessor), and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In

(Continued)

making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Royal Holdings, Inc. and Subsidiaries as of September 30, 2015 (successor), and September 30, 2014 (predecessor), and the results of their operations and their cash flows for the periods June 19, 2015 to September 30, 2015 (successor), October 1, 2014 to June 18, 2015 (predecessor) and year ended September 30, 2014 (predecessor) in accordance with accounting principles generally accepted in the United States of America.

Crowe Horwath LLP

South Bend, Indiana

October 3, 2017

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2015 (Successor) and 2014 (Predecessor)

(Dollars in thousands, except par value amount)

	(Successor)	(Predecessor)
	September 30, 2015	September 30, 2014
ASSETS
Current assets
Cash and cash equivalents	$30,524	$25,126
Trade receivables, net	67,878	65,165
Inventories, net	72,692	67,950
Deferred income taxes	—	3,061
Other current assets	7,192	5,097

Total current assets	178,286	166,399
Property, plant and equipment, net	126,341	104,501
Other assets
Intangible assets, net	468,474	215,113
Goodwill	479,482	211,980
Other assets	1,798	1,942

Total other assets	949,754	429,035

Total assets	$1,254,381	$699,935

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Accounts payable	$38,283	$38,879
Current maturities of long-term debt	5,600	3,530
Accrued payroll and related benefits	11,082	10,293
Deferred revenue	1,342	—
Other current liabilities	15,803	11,749

Total current liabilities	72,110	64,451
Noncurrent liabilities
Long-term debt, less current maturities	674,133	487,457
Deferred income taxes	149,476	67,643
Pension liability	13,910	15,829
Other long-term liabilities	8,355	517

Total noncurrent liabilities	845,874	571,446

Total liabilities	917,984	635,897
Commitments and contingencies
Shareholder’s equity
Common stock, $.01 par value, 5,000 shares authorized; 1,100 shares issued and outstanding	—	—
Additional paid-in capital	349,609	65,195
Retained earnings (accumulated deficit)	(10,873)	5,662
Accumulated other comprehensive loss	(2,339)	(6,819)

Total shareholder’s equity	336,397	64,038

Total liabilities and shareholder’s equity	$1,254,381	$699,935

See accompanying notes to consolidated financial statements.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Periods June 19, 2015 to September 30, 2015 (Successor),

October 1, 2014 to June 18, 2015 (Predecessor) and year ended September 30, 2014 (Predecessor)

(Dollars in thousands)

	(Successor)	(Predecessor)
	June 19,	October 1,	Year
	2015 to	2014 to	ended
	September 30,	June 18,	September 30,
	2015	2015	2014
Revenues, net	$181,707	$401,625	$575,195
Cost of goods sold	137,502	294,843	432,169

Gross profit	44,205	106,782	143,026
Operating expenses
Selling and marketing	9,325	22,143	29,524
General and administrative	8,714	23,154	25,727
Research and development	4,022	8,540	12,409
Transaction expenses	17,203	536	422
Amortization of intangibles	9,509	14,598	20,545

Total operating expenses	48,773	68,971	88,627

Operating income (loss)	(4,568)	37,811	54,399
Other expenses
Interest expense, net	12,587	30,446	40,460

Total other expenses	12,587	30,446	40,460

Income (loss) before income taxes	(17,155)	7,365	13,939
Income tax (benefit)	(6,282)	1,931	3,245

Net income (loss)	$(10,873)	$5,434	$10,694

See accompanying notes to consolidated financial statements.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Periods June 19, 2015 to September 30, 2015 (Successor),

October 1, 2014 to June 18, 2015 (Predecessor) and year ended September 30, 2014 (Predecessor)

(Dollars in thousands)

	(Successor)	(Predecessor)
	June 19,	October 1,	Year
	2015 to	2014 to	ended
	September 30,	June 18,	September 30,
	2015	2015	2014
Net income (loss)	$(10,873)	$5,434	$10,694
Other comprehensive loss adjustments, net of tax
Defined benefit pension plan adjustments (net of tax of ($26), $19 and $(130))	(481)	386	(2,666)
Foreign currency translation adjustment	(1,858)	(14,362)	(6,799)

Other comprehensive loss	(2,339)	(13,976)	(9,465)

Comprehensive income (loss)	$(13,212)	$(8,542)	$1,229

See accompanying notes to consolidated financial statements.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

Periods June 19, 2015 to September 30, 2015 (Successor),

October 1, 2014 to June 18, 2015 (Predecessor) and year ended September 30, 2014 (Predecessor)

(Dollars in thousands)

			Retained	Accumulated
		Additional	Earnings	Other
	Common	Paid-In	(Accumulated	Comprehensive
	Stock	Capital	Deficit)	Income (Loss)	Total
PREDECESSOR
Balance as of September 30, 2013	$—	$65,195	$(5,032)	$2,646	$62,809
Net income	—	—	10,694	—	10,694
Other comprehensive loss	—	—	—	(9,465)	(9,465)

Balance as of September 30, 2014	—	65,195	5,662	(6,819)	64,038
Net income	—	—	5,434	—	5,434
Other comprehensive loss	—	—	—	(13,976)	(13,976)

Balance as of June 18, 2015	$—	$65,195	$11,096	$(20,795)	$55,496

SUCCESSOR
Capital contribution on June 19, 2015	$—	$349,609	$—	$—	$349,609
Net loss	—	—	(10,873)	—	(10,873)
Other comprehensive loss	—	—	—	(2,339)	(2,339)

Balance as of September 30, 2015	$—	$349,609	$(10,873)	$(2,339)	$336,397

See accompanying notes to consolidated financial statements.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods June 19, 2015 to September 30, 2015 (Successor),

October 1, 2014 to June 18, 2015 (Predecessor) and year ended September 30, 2014 (Predecessor)

(Dollars in thousands)

	(Successor)	(Predecessor)
	June 19,	October 1,	Year
	2015 to	2014 to	ended
	September 30,	June 18,	September 30,
	2015	2015	2014
Cash flows from operating activities
Net income (loss)	$(10,873)	$5,434	$10,694
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	2,525	9,116	12,899
Amortization of intangible assets	9,509	14,598	20,545
Amortization of deferred financing costs	1,007	2,809	4,696
Bad debt expense	1,264	(391)	79
Unrealized foreign currency transaction loss	—	1,295	—
Deferred income taxes	(6,741)	962	(3,148)
Loss on sale of assets	—	26	103
Changes in operating assets and liabilities, excluding impact of acquisitions
Trade receivables	261	(3,871)	(9,734)
Inventories	10,589	(6,502)	(4,319)
Other current assets	3,028	(759)	(324)
Other assets	—	1,479	(426)
Accounts payable	2,668	(4,538)	1,402
Accrued expenses and other liabilities	(3,700)	3,620	(4,885)
Accrued income taxes	(326)	(1,528)	2,823
Pension liability	509	(644)	1,983

Net cash from operating activities	9,720	21,106	32,388
Cash flows from investing activities
Business acquisitions, net of cash acquired	(1,003,083)	(54,292)	(21,398)
Additional formula costs	—	—	(155)
Capital expenditures	(4,127)	(8,920)	(10,599)

Net cash from investing activities	(1,007,210)	(63,212)	(32,152)
Cash flows from financing activities
Borrowings of long-term debt	706,112	50,166	13,000
Payments on long-term debt	(6,481)	(550)	(10,530)
Capital contribution	349,609	—	—
Deferred financing costs	(20,986)	(500)	—

Net cash from financing activities	1,028,254	49,116	2,470

Net change in cash and cash equivalents	30,764	7,010	2,706
Effect of exchange rate changes on cash	(240)	(1,546)	(1,855)
Cash and cash equivalents as of beginning of period	—	25,126	24,275

Cash and cash equivalents as of end of period	$30,524	$30,590	$25,126

Supplemental disclosure of cash flow information
Interest paid during the period	$9,894	$26,476	$38,056
Income taxes paid during the period, net	133	2,497	2,174
Supplemental disclosure of non-cash transactions
Debt issuance discount on new borrowings	$3,888	$—	$—

See accompanying notes to consolidated financial statements.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 1 - DESCRIPTION OF THE BUSINESS

Royal Holdings, Inc. (the “Company”) is a wholly owned subsidiary of Royal Acquisition Corp., which in turn, was a wholly owned subsidiary of ACP Materials LLC through June 18, 2015 (predecessor).

Effective June 19, 2015, ACP Materials LLC completed its transaction to sell its ownership of Royal Acquisition Corp. and subsidiaries to ASP Royal Acquisition Corp.

The principal operating subsidiaries included in the consolidated financial statements are Royal Adhesives and Sealants, LLC and ADCO Products, LLC (formerly ADCO Products, Inc.) which are located in the United States of America as well as Kömmerling Chemische Fabrik, GmbH located in Germany. The Company also has smaller operating subsidiaries located in the United Kingdom, Canada, France, and China.

The Company manufactures and markets specialty adhesives, sealants, coatings, polymers, tapes, encapsulants and additives for use in a wide range of commercial, industrial and institutional applications. The Company’s products are sold into five primary market sectors: Transportation, Assembly and Construction; Commercial Roofing; Insulating Glass; Flooring and Carpet; and Textile, Paper, Printing and Packaging. These products are also used in a variety of secondary markets including aerospace and defense, automotive, recreational vehicle, bus, truck and trailer, marine, assembly, electrical/electronic, filter, printing, flexible packaging, laminating, graphic arts, solar/renewable energy, personal care, home furnishings, roofing and flooring.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal Year: Through September 29, 2013, the Company had a fiscal year that ended on the Sunday following the last Friday in September. As of September 30, 2013 the Company elected to change its year end to be September 30.

Principles of Consolidation: The accompanying consolidated financial statements include the accounts of Royal Holdings, Inc. and it subsidiaries, all of which are wholly owned. All intercompany accounts and transactions have been eliminated.

Reporting Presentation: These consolidated financial statements of Royal Holdings, Inc. and subsidiaries include consolidated financial statements for the period June 19, 2015 to September 30, 2015 which are defined as Successor. In addition, included are the consolidated financial statements from October 1, 2014 to June 18, 2015 and for the year ended September 30, 2014. These statements are defined as the Predecessor. The Successor and Predecessor consolidated financial statements are not comparable due to the change in the basis of assets and liabilities due to the acquisition which was completed as of the end of business on June 18, 2015. In addition, the consolidated financial statements for the period October 1, 2014 to June 18, 2015 (predecessor) exclude any costs that were contingent on the close of the June 18, 2015 acquisition.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Contingent expenses, and the related tax impact, that have been excluded from the June 18, 2015 (predecessor) statement of operations are as follows:

Profit interests (share-based compensation)	$28,795	(no tax impact)
Phantom stock compensation expense	5,105	(tax effect $1,300)
Transaction expenses	9,589	(tax effect $2,485)
Expensing of debt issuance costs	10,962	(tax effect $4,055)
Debt prepayment fee	3,080	(tax effect $1,140)

Total contingent expenses	$57,531

In addition, the Company incurred approximately $3,900 of expenses related to the June 19, 2015 acquisition that were not contingent on the sale transaction occurring. These amounts are reported in general and administrative expenses for the period ended June 18, 2015 (predecessor).

Accounting Developments: In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which was subsequently amended by ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross Versus Net),” and ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing.” ASU No. 2014-09, as amended, supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605).” The standard is principle based and provides a five step model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. There are also expanded disclosure requirements in this ASU. In July 2015, the FASB voted to delay the effective date of ASU 2014-09 by one year. For public entities, this guidance is effective for annual reporting periods beginning after December 15, 2017; for non-public entities, the guidance is effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted for annual reporting period beginning after December 15, 2016, or the Company’s fiscal year commencing October 1, 2017.

The Company is currently evaluating the impact of ASU No. 2014-09 on the consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718),” which simplifies the accounting for share-based compensation. The areas for simplification in this ASU involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the Consolidated Statements of Cash Flows. This ASU is effective, for public entities, for annual periods, including interim periods within those annual periods, beginning after December 15, 2016; for non-public entities it is effective for annual periods beginning after December 15, 2017. Early adoption is permitted.

The Company elected early adoption of this ASU as of September 30, 2016 on a prospective basis. The adoption did not have an impact on the consolidated financial statements.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. A lessee should recognize in the Consolidated Balance Sheet a liability to make lease payments (the lease liability) and a right of use asset representing its right to use the underlying asset for the lease term. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from previous U.S. GAAP. This ASU is effective for public entities, for annual periods beginning after December 15, 2018, for non-public entities, it is effective for annual periods beginning after December 15, 2019. Modified retrospective application is permitted with certain practical expedients. Early adoption is permitted.

The Company is currently evaluating the impact of ASU No. 2016-02 on the consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes,” which amends the guidance requiring companies to separate deferred income tax liabilities and assets into current and noncurrent amounts in the Consolidated Balance Sheet. This accounting guidance simplifies the presentation of deferred income taxes, such that deferred tax liabilities and assets be classified as noncurrent in the Consolidated Balance Sheet. This ASU is effective for public entities, for annual periods beginning after December 15, 2016, or for non-public entities annual periods beginning after December 15, 2017.

The Company elected early adoption of this ASU as of June 19, 2015 on a prospective basis. As a result, all deferred tax liabilities and assets have been classified as noncurrent in the consolidated balance sheet at September 30, 2015 (successor).

In September 2015, the FASB issued ASU No. 2015-16, “Simplifying the Accounting for Measurement Period Adjustments,” which eliminates the requirement to retrospectively account for measurement period adjustments related to a business combination. This ASU is effective for public entities for annual periods beginning after December 15, 2015, or for non-public entities for annual periods beginning after December 15, 2016, and is to be applied prospectively. Early adoption is permitted.

The Company adopted the amendments of this ASU as of October 1, 2016. The Company does not expect it to have an impact on the consolidated financial condition and results of operations.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” which requires a company to measure inventory within the scope of this guidance (inventory measured using first-in, first-out (FIFO) or average cost) at the lower of cost and net realizable value methods. This ASU is effective for public entities and non-public entities for annual periods beginning after December 15, 2016

The Company elected early adoption of this ASU as of October 1, 2016 on a prospective basis. The Company does not expect it to have an impact on the consolidated financial condition and results of operations.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In April 2015, the FASB issued ASU No. 2015-03, “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs.” This ASU requires debt issuance costs be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability. Amortization of those costs should be reported as interest expense. This ASU is effective for financial statements issued for annual periods beginning after December 15, 2015. Early adoption is permitted.

The Company adopted this guidance as of June 19, 2015 and the change has been applied on a retrospective basis.

Cash and Cash Equivalents: Cash and cash equivalents include cash and highly liquid investments with original maturities of three months or less. At times, the Company’s deposits with financial institutions may be in excess of applicable deposit insurance limits.

Trade Receivables: The Company records trade receivables based on the amounts billed to customers. Most billings and past due receivables are determined based on contractual terms. The Company does not accrue interest on any of its trade receivables.

Allowance for Doubtful Receivables: The allowance for doubtful receivables is determined by management based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews trade receivables and adjusts the allowance based on current circumstances and charges off uncollectible receivables against the allowance when all attempts to collect the receivable have failed.

Inventories: Inventories are stated at the lower of cost or market, with cost determined by the first-in, first-out method. The Company records reserves for inventory in excess of production or forecasted requirements.

Property, Plant and Equipment: Property, plant and equipment acquired in business combinations are valued at the fair value of the assets in the transaction. Assets purchased subsequent to acquisitions are valued at cost. Depreciation is determined by the use of the straight-line method over the estimated useful lives of the related assets. Expenditures for repairs and maintenance that neither add to the value of the asset nor appreciably prolong the life are expensed as incurred. Gains or losses on disposals are credited or charged to operations. Depreciation expense was $2,525, $9,116, and $12,899 for the period ended September 30, 2015 (successor), period ended June 18, 2015 (predecessor) and year ended September 30, 2014 (predecessor), respectively.

The assets’ estimated lives used in computing depreciation are as follows:

Buildings and improvements	15 - 30 years
Machinery and equipment	3 - 20 years
Office furniture and fixtures	5 - 10 years

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets: Intangible assets having a finite life are amortized over the straight-line method over the estimated benefit period (tradenames – 18 to 20 years, formulas – 18 to 20 years, customer relationships – 10 to 12 years and non-compete agreements over their contractual lives). The estimated benefit periods of the finite lived intangibles are reviewed annually by management to ascertain the reasonableness of the period that the intangibles are being amortized. In addition, the Company tests intangible assets subject to amortization for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

Long-Lived Assets: On an ongoing basis, management reviews property and equipment and other long-lived assets for impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. When such events or changes in circumstances occur, the Company recognizes an impairment loss if the undiscounted future cash flows expected to be generated by the asset (or acquired business) are less than the carrying value of the related asset. The impairment loss would adjust the asset to its fair value. The Company did not recognize any impairment as of September 30, 2015 (successor) and September 30, 2014 (predecessor).

Goodwill: Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of the acquired tangible assets, liabilities and identifiable intangible assets. Goodwill is assessed at least annually for impairment, and any such impairment will be recognized in the period identified. As of September 30, 2015 (successor) and September 30, 2014 (predecessor), management determined there was no goodwill impairment.

Deferred Financing Costs: Deferred financing costs of $24,874 and $23,947 at September 30, 2015 (successor) and September 30, 2014 (predecessor), respectively, are amortized using the effective interest method over the term of the related debt. Accumulated amortization was $1,007 and $5,464 at September 30, 2015 (successor) and 2014 (predecessor), respectively. Effective June 19, 2015, the Company replaced its existing credit agreements. Amortization of deferred financing costs of $1,007, $2,809 and $4,696, respectively, is included in interest expense for the period ended September 30, 2015 (successor), period ended June 18, 2015 (predecessor) and year ended September 30, 2014 (predecessor).

Comprehensive Income (Loss): Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income (loss).

Although certain changes in assets and liabilities, such as foreign currency translation adjustments and defined benefit pension plan adjustments, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Foreign Currency Translation: All assets and liabilities in the balance sheets of the Company’s foreign subsidiaries are translated at year-end exchange rates, except shareholder’s equity which is translated at historical rates. Revenues, costs, and expenses are recorded at average rates of exchange during the year. Translation gains and losses are accumulated as a component of shareholder’s equity. Foreign currency transaction gains and losses are included in general and administrative expense in the consolidated statements of operations, except for those intercompany balances which are designated as long term. Approximately $270, $280, and $120 of foreign currency transaction gains were recorded in the period ended September 30, 2015 (successor), period ended June 18, 2015 (predecessor) and year ended September 30, 2014 (predecessor), respectively. In addition, the Company has a recorded an unrealized foreign currency transaction loss of $1,295 for the period ended June 18, 2015 (predecessor), which is included in general and administrative expenses.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes: The Company is a subsidiary of Royal Acquisition Corp., which is taxed as a corporation and accordingly deferred taxes are recognized using the liability method. Under the liability method, deferred income taxes are recognized for the income tax consequences of temporary differences by applying enacted tax rates applicable to future years to differences between the financial statement carrying amount and the tax basis of existing assets and liabilities.

Fair Value: GAAP establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value and describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.

The fair values of intangible assets and other noncurrent assets associated with each acquisition were determined to be Level 3 measurements under the fair value hierarchy. Intangible asset values were determined using discounted cash flow models. The more significant inputs to the models were estimated future cash flows, customer attrition rates, assumed royalty rates, and discount rates.

Revenue Recognition: The Company recognizes revenues when all of the following criteria have been satisfied (1) persuasive evidence of an arrangement exists, (2) title has transferred and delivery occurs (based upon shipping terms), (3) pricing is fixed or determinable and (4) collection, in management’s judgment, is reasonably assured. The Company’s customer contracts include both shipping terms in which title transfer upon shipment from the Company’s facilities and upon delivery to the customer’s place of business or a designated location.

Revenue is recognized net of any collect or remit taxes billed to customers, such as sales tax, value added tax (“VAT”) or goods and services tax (“GST”).

Provisions for sales returns are estimated based on historical experience, and are adjusted for known returns, if material. Rebates and discounts under customer incentive programs are recorded as a reduction of net revenue based on historical experience.

Shipping and Handling: In general, amounts billed to customers related to shipping and handling are included in cost of goods sold. Costs incurred by the Company related to shipping and handling are included in cost of goods sold.

Concentrations of Credit Risk: Sales to the Company’s largest customer accounted for approximately 14% of net revenue for the period ended September 30, 2015 (successor), period ended June 18, 2015 (predecessor) and year ended September 30, 2014 (predecessor), respectively. Trade receivables from the same customer represented approximately 11% and 10% of outstanding gross trade receivables at September 30, 2015 (successor) and 2014 (predecessor), respectively.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments and Fair Values: The carrying value of cash and cash equivalents, trade receivables and accounts payable approximated fair values at September 30, 2015 (successor) and September 30, 2014 (predecessor) because of the short maturities of these instruments. The carrying amounts of long-term debt, including current maturities, approximated fair value at September 30, 2015 (successor) and September 30, 2014 (predecessor), based on terms and conditions available to the Company at those dates in comparison to terms and conditions of current market outstanding debt.

Environmental and Remediation Costs: Environmental remediation liability is recognized when a loss is probable and can be reasonably estimated. Such liabilities generally are not subject to insurance coverage. The cost of each environmental remediation is estimated by engineering, financial, and legal specialists based on current law and considers the estimated cost of investigation and remediation required and the likelihood that, where applicable, other responsible parties will be able to fulfill their commitments. The process of estimating environmental remediation liabilities is complex and dependent primarily on the nature and extent of historical information and physical data relating to a contaminated site, the complexity of the site, the uncertainty as to what remediation and technology will be required, and the outcome of discussions with regulatory agencies and, if applicable, other responsible parties at multi-party sites. In future periods, new laws and regulations, advances in remediation technologies and additional information about the ultimate remediation methodology to be used could significantly change estimates by the Company. Refer to Note 11, Commitments and Contingencies for additional information.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the valuation of goodwill and intangible assets, recognition and measurement of tax positions, inventory valuation, the determination of inventory reserves, the allowance for doubtful receivables, the valuation of deferred taxes and pension liability. Actual results could differ from those estimates.

Subsequent Events: Management has performed an analysis of the activities and transactions subsequent to September 30, 2015 (successor) to determine the need for any adjustments to and/or disclosures within the financial statements. Management has performed their analysis through October 3, 2017, the date the financial statements were available to be issued.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 3 - BUSINESS COMBINATIONS

Royal Holdings, Inc.

The following table summarizes the consideration paid for the Royal Acquisition Corp. stock, and the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition, open of business on June 19, 2015.

Cash consideration	$1,003,083

Assets acquired and liabilities assumed:
Trade receivables	$69,997
Inventories	83,896
Other current assets	5,762
Property, plant and equipment	125,105
Other assets	1,798
Tradenames	75,300
Formulas	142,350
Customer relationships	260,550
Goodwill	480,191

Total assets acquired	1,244,949
Liabilities assumed	(80,680)
Deferred income tax liabilities	(161,186)

Net assets acquired	$1,003,083

The goodwill of $480,191 arising from the acquisition consists largely of the established workforce and the Company’s niche market position. Approximately $28,500 of goodwill recognized is expected to be deductible for income tax purposes.

Acquisition related costs of $17,203 which are included in transaction expenses in the consolidated statement of operations for the period ended September 30, 2015 (successor) were expensed upon the closing of the transaction.

As part of the transaction, certain tax benefits were generated for which the benefit will be attributable to the seller as negotiated in the contract. These benefits totaled $8,036 and were recorded as assets in addition to the assets purchased above. $4,607 was recorded as other current assets and $3,429 as deferred tax assets. The liability for these has been recorded as other long-term liabilities.

The fair value recorded for trade receivables equals the contractual value. The fair value of long-term assets was determined by management with the assistance of outside valuation specialists. Machinery and equipment were valued based on sales of comparable assets as well as asset replacement costs. The trade names were valued based on the relief from royalty method. The customer relationships were valued based on the excess earnings method. The formulas were valued based on the relief from royalty method.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 3 - BUSINESS COMBINATIONS (Continued)

Chemical Innovations Limited:

The acquisition of Chemical Innovations Limited (“CIL”), which was a stock acquisition, gave the Company an increased presence in the specialty adhesives and sealants industry in the United Kingdom, and increased its presence throughout Europe. The acquisition also expanded the product offerings of the Company.

The following table summarizes the consideration paid for CIL, and the estimated fair value of the assets acquired and liabilities assumed, which are based on internal and independent external valuations at the date of acquisition, April 2, 2015.

Cash consideration	$44,747

Assets acquired and liabilities assumed:
Trade receivables	$2,487
Inventories	1,381
Other current assets	296
Property, plant and equipment	8,550
Tradenames	1,478
Formulas	164
Customer relationships	21,554
Noncompete	1,768
Goodwill	15,148

Total assets acquired	52,826
Current liabilities assumed	(2,921)
Deferred income tax liabilities	(5,158)

Net assets acquired	$44,747

The goodwill of $15,148 arising from the acquisition consists largely of the established workforce and the Company’s niche market position. None of the goodwill recognized is expected to be deductible for income tax purposes.

Acquisition related costs of $394 which are included in transaction expenses on the consolidated statement of operations for the period ended June 18, 2015 (predecessor), were expensed upon the closing of the transaction.

The fair value recorded for trade receivables equals the contractual value. The fair value of long-term assets was determined by management with the assistance of outside valuation specialists. Machinery and equipment were valued based on sales of comparable assets as well as asset replacement costs. The tradenames were valued based on the relief from royalty method. The customer relationships were valued based on the excess earnings method. The formulas were valued based on the replacement cost method.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 3 - BUSINESS COMBINATIONS (Continued)

Advanced Polymers International:

The acquisition of Advanced Polymers International, which was an asset acquisition, gave the Company an increased presence throughout the United State of America and throughout the world.

The following table summarizes the consideration paid for Advanced Polymers International and the estimated fair value of the assets acquired and liabilities assumed, which are based on internal and independent external valuations, at the date of acquisition, January 8, 2015:

Cash consideration	$9,545

Assets acquired and liabilities assumed:
Trade receivables	$813
Inventories	634
Other current assets	9
Property, plant and equipment	594
Tradenames	216
Formulas	747
Customer relationships	4,059
Goodwill	2,838

Total assets acquired	9,910
Current liabilities assumed	(365)

Net assets acquired	$9,545

The goodwill of $2,838 arising from the acquisition consists largely of the established workforce and the Company’s niche market position. All of the goodwill recognized is expected to be deductible for tax purposes.

Acquisition related costs of $142 which are included in transaction expenses on the consolidated statement of operations for the period ended June 18, 2015 (predecessor), were expensed upon the closing of the transaction.

The fair value recorded for trade receivables equals the contractual value. The fair value of long-term assets was determined by management with the assistance of outside valuation specialists. Machinery and equipment were valued based on sales of comparable assets as well as asset replacement costs. The tradenames were valued based on the relief from royalty method. The customer relationships were valued based on the excess earnings method. The formulas were valued based on the replacement cost method.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 3 - BUSINESS COMBINATIONS (Continued)

Chemque

The acquisition of Chemque, which was an asset acquisition, gave the Company an entrance into specialty adhesives and sealants industry in Canada, and increased its presence throughout the United States of America.

The following table summarizes the consideration paid for Chemque, and the estimated fair value of the assets acquired and liabilities assumed, which are based on internal and independent external valuations at the date of acquisition, September 2, 2014.

Cash consideration	$21,398

Assets acquired and liabilities assumed:
Trade receivables	$3,064
Inventories	4,720
Other current assets	274
Property, plant and equipment	1,429
Tradenames	967
Formulas	1,852
Customer relationships	6,909
Goodwill	3,754

Total assets acquired	22,969
Current liabilities assumed	(1,571)

Net assets acquired	$21,398

The goodwill of $3,754 arising from the acquisition consists largely of the established workforce and Chemque’s offering of chemical specialties, adhesives, potting compounds and foam technologies in a variety of end markets including automotive, printing, flooring, construction and telecommunications.    None of the goodwill recognized is expected to be deductible for income tax purposes.

Acquisition related costs of $422, which are included in transaction expenses on the consolidated statement of operations for the year ended September 30, 2014 (predecessor), were expensed upon the closing of the transaction.

The fair value recorded for trade receivables equals the contractual value. The fair value of long-term assets was determined by management with the assistance of outside valuation specialists. Machinery and equipment were valued based on sales of comparable assets as well as asset replacement costs. The tradenames were valued based on the relief from royalty method. The customer relationships were valued based on the excess earnings method. The formulas were valued based on the replacement cost method.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 4 - TRADE RECEIVABLES

Trade receivables consists of the following:

	(Successor)	(Predecessor)
	September 30, 2015	September 30, 2014
Trade receivables, gross	$69,141	$67,495
Allowance for doubtful accounts	(1,263)	(2,330)

	$67,878	$65,165

The allowance for doubtful accounts consist of the following:

	(Successor)	(Predecessor)
	June 19, 2015 To September 30, 2015	October 1, 2014 to June 19, 2015	Year Ended September 30, 2014
Beginning balance	$—	$2,330	$2,415
Provision	1,264	(391)	79
Write-offs	(1)	(796)	(183)
Recoveries	—	17	19

Ending balance	$1,263	$1,160	$2,330

NOTE 5 - INVENTORIES

Inventories consist of the following:

	(Successor)	(Predecessor)
	September 30, 2015	September 30, 2014
Raw and packaging materials	$39,105	$35,889
Work in process	985	2,735
Finished goods	34,779	31,442

	74,869	70,066
Inventory reserves	(2,177)	(2,116)

	$72,692	$67,950

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

	(Successor)	(Predecessor)
	September 30, 2015	September 30, 2014
Land	$6,265	$8,302
Buildings and improvements	31,450	33,068
Machinery and equipment	80,462	78,644
Office furniture and fixtures	6,512	4,007
Construction in progress	4,177	2,627

	128,866	126,648
Less, Accumulated depreciation	(2,525)	(22,147)

	$126,341	$104,501

NOTE 7 - INTANGIBLE ASSETS

Intangible assets and the related accumulated amortization are summarized as follows:

	(Successor)		(Predecessor)
	September 30, 2015		September 30, 2014
	Cost	Accumulated Amortization	Cost	Accumulated Amortization
Tradenames	$75,254	$—	$38,853	$(3,772)
Noncompete	—	—	618	(304)
Formulas	142,292	(2,251)	76,827	(10,371)
Customer relationships	260,431	(7,252)	141,783	(28,521)

	$477,977	$(9,503)	$258,081	$(42,968)

Amortization expense of intangibles for the period ended September 30, 2015 (successor), period ended June 18, 2015 (predecessor) and year ended September 30, 2014 (predecessor) was $9,509, $14,598 and $20,545, respectively. As of September 30, 2015 (successor), the weighted average remaining useful life for tradenames is 18.5 years; for formulas is 18.3 years; and for customer relationships is 11.1 years. Estimated annual amortization expense for each of the next five years is as follows:

2016	$32,583
2017	32,583
2018	32,583
2019	32,583
2020	32,583

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 8 - GOODWILL

The changes in the carrying value of goodwill are as follows:

	(Successor)	(Predecessor)
	June 19, 2015 to September 30, 2015	Year ended September 30, 2014
Beginning of period	$480,191	$210,674
Goodwill acquired	—	3,754
Adjustments	—	—
Foreign exchange impact	(709)	(2,448)

End of period	$479,482	$211,980

NOTE 9 - DEBT

Debt consists of the following:

	(Successor)	(Predecessor)
	September 30, 2015	September 30, 2014
1st Lien Credit Agreement Term Loan	$558,600	$342,470
2nd Lien Credit Agreement Term Loan	145,000	154,000
Revolving Line of Credit	—	13,000

	703,600	509,470
Less, Current maturities	(5,600)	(3,530)
Debt issuance costs, including debt discount	(23,867)	(18,483)

	$674,133	$487,457

On June 19, 2015, the Company paid off the outstanding balance of its debt and obtained new loans as part of the acquisition of Royal Acquisition Corp. (see Note 1). The new borrowings consist of a 1st lien credit agreement term loan, a 2nd lien credit agreement term loan, and a revolving line of credit. The Company capitalized $24,874 of financing costs, including $3,888 of debt issuance discount, related to these borrowings during the period June 19, 2015 to ended September 30, 2015 (successor).

1st Lien Credit Agreement Term Loan: The term loan is due June 19, 2022 and requires quarterly principal payments of $1,400 plus interest. The loan is secured by all assets of the Company. Beginning December 31, 2016, the Company is also required to make additional principal payments based on excess cash flow, as defined.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 9 - DEBT (Continued)

2nd Lien Credit Agreement Term Loan: The term loan is due June 19, 2023 and requires quarterly payments of interest. Principal payments will be required beginning December 31, 2016 based on excess cash flow, as defined.

Revolving Line of Credit: The Company may borrow $50,000, subject to limitation based on a defined leverage calculation, through June 19, 2020. The borrowings were not limited at September 30, 2015.

Letter of Credit: The 1st Lien Credit Agreement also provides for standby letters of credit in an aggregate amount of $10,000. Any outstanding letters of credit would reduce the availability under the revolving line of credit. There were no outstanding letters of credit at September 30, 2015 (successor).

Interest on the 1st Lien Term Loan and outstanding borrowings under the Revolving Line of Credit is payable at either 2% over the base rate plus 2.50% or 1% over the LIBOR monthly rate plus applicable margin of 3.50%, as defined by the debt agreement. The effective rate of the 1st Lien Term Loan was 4.5% at September 30, 2015. There were no borrowings outstanding on the revolving line of credit at September 30, 2015.

Interest on the 2nd Lien Term Loan is payable at either 2% over the base rate plus 6.50% or 1% over the LIBOR monthly rate plus applicable margin of 7.5%, as defined by the debt agreement. The effective rate of the 2nd Lien Term Note was 8.5% at September 30, 2015.

Collateral and Restrictive Covenants: Borrowings under the 1st lien and 2nd lien credit agreements are collateralized by substantially all assets of the Company. The Credit Agreements and Revolving Line of Credit contain, among other provisions, certain restrictive covenants including maintenance of a minimum total leverage ratio. At September 30, 2015, the Company was in compliance with these covenants.

As noted above, the loans outstanding at September 30, 2014 were paid off as part of the transaction that occurred effective June 19, 2015.

Terminated 1st Lien Credit Agreement Term Loan: The term loan was due July 31, 2018 and required quarterly principal payments of $883 plus interest. The loan was secured by all assets of the Company. Beginning December 31, 2014, the Company was also required to make additional principal payments based on excess cash flow, as defined.

Terminated 2nd Lien Credit Agreement Term Loan: The term loan was due January 31, 2019 and required quarterly payments of interest. Principal payments were required beginning December 31, 2014 based on excess cash flow, as defined.

Terminated Revolving Line of Credit: The Company had a revolving line of credit allowing for borrowings of $40,000 which was increased to $90,000 in conjunction with the acquisition of CIL in April 2015, subject to limitation based on a defined leverage calculation, through July 31, 2018. The borrowings were not limited at September 30, 2014. The Company capitalized $500 of financing costs related to the increase in capacity during the period ended June 18, 2015 (predecessor).

Terminated Letter of Credit: The 1st Lien Credit Agreement also provided for standby letters of credit in an aggregate amount of $10,000. Any outstanding letters of credit would have reduced the availability under the revolving line of credit.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 9 - DEBT (Continued)

Interest on the debt facilities terminated during 2015 is as follows. Interest on the 1st Lien Term Loan and outstanding borrowings under the Revolving Line of Credit was payable at either 1% over the base rate plus 3.25% or the greater of the Eurocurrency rate or 1.25% plus applicable margin of 4.25%. The effective rate of the 1st Lien Term Loan was 5.5% at September 30, 2014. The effective interest rate of the Revolving Line of Credit was 6.5% at September 30, 2014. Interest on the 2nd Lien Term Loan was payable at either 1% over the base rate plus 7.50% or the greater of the Euro currency rate or 1.25% plus applicable margin of 8.50%. The effective rate of the 2nd Lien Term Note was 9.75% at September 30, 2014.

Collateral and Restrictive Covenants Related to Terminated Agreements: Borrowings under the 1st lien and 2nd lien credit agreements were collateralized by substantially all assets of the Company. The Credit Agreements and Revolving Line of Credit contained, among other provisions, certain restrictive covenants including maintenance of a minimum total leverage ratio. As of September 30, 2014, the Company was in compliance with these covenants.

Debt Maturities: Principal payments of long-term debt for the next five years are as follows:

2016	$5,600
3017	5,600
2018	5,600
2019	5,600
2020	5,600

Capital Leases: The Company leases copiers and office equipment under capital leases which mature by the end of 2017. The leases require monthly principal and interest payments.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 10 - INCOME TAXES

Income before tax is comprised of the following:

	(Successor)	(Predecessor)
	June 19, 2015 to September 30, 2015	October 1, 2014 to June 18, 2015	Year ended September 30, 2014
U.S.	$(12,103)	$(5,917)	$2,821
Foreign	(5,052)	13,282	11,118

	$(17,155)	$7,365	$13,939

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 10 - INCOME TAXES (Continued)

The provision (benefit) for income taxes consists of the following:

	(Successor)	(Predecessor)
	June 19, 2015 to September 30, 2015	October 1, 2014 to June 18, 2015	Year ended September 30, 2014
Current
Federal	$571	$(2,046)	$511
State	126	47	577
Foreign	(238)	2,968	5,305

	459	969	6,393
Deferred
Federal	(4,623)	453	264
State	(484)	(238)	(264)
Foreign	(1,634)	747	(3,148)

	(6,741)	962	(3,148)

	$(6,282)	$1,931	$3,245

A reconciliation of the statutory U.S. income tax rate to the effective income tax is as follows:

	(Successor)	(Predecessor)
	June 19, 2015 to September 30, 2015	October 1, 2014 to June 18, 2015	Year ended September 30, 2014
Statutory Federal Rate	35.00%	35.00%	35.00%
Increase (decrease) in tax rate resulting from:
State income taxes	2.09	(2.82)	2.78
Statutory rate differences—Non-U.S. entities	(1.07)	(12.67)	(12.66)
Permanent differences	(5.59)	(2.82)	(1.08)
Other	6.19	9.54	(.76)

Effective Tax Rate	36.62%	26.23%	23.28%

The impact of the state income taxes and statutory rate differences are affected by whether there is pre-tax income (loss) in the United States and non-U.S. countries, as well as the proportion of these amounts to the total pre-tax income (loss). In addition, the impact of permanent differences for the period ended September 30, 2015 (successor) and period ended June 18, 2015 (predecessor) were affected by certain non-deductible expenses primarily related to the June 18, 2015 acquisition.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 10 - INCOME TAXES (Continued)

The composition of the deferred tax assets and liabilities in the accompanying consolidated balance sheets is as follows:

	(Successor)	(Predecessor)
	September 30, 2015	September 30, 2014
Current deferred tax assets (liabilities):
Trade receivables	$390	$672
Prepaid expenses	132	(197)
Inventories	746	711
State net operating loss carryforward	781	6
Accrued expenses and other liabilities	2,880	1,869

	4,929	3,061
Long-term deferred tax assets (liabilities):
Property, plant and equipment	(20,100)	(15,308)
Goodwill	—	(2,117)
Intangible assets	(146,690)	(59,127)
Pension liability	2,075	1,357
Federal net operating loss carryforward	8,253	5,570
Tax credit carryforward	2,304	1,927
Other	(247)	55

	(154,405)	(67,643)

	$(149,476)	$(64,582)

As discussed in Note 2, as of June 19, 2015, the Company adopted new guidance regarding the presentation of deferred income tax assets and liabilities as all long-term. The Company adopted the guidance prospectively and has not changed the 2014 presentation.

The Company accounts for uncertainty in income taxes in accordance with accounting principles generally accepted in the United States of America (“GAAP”) whereby a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Based on the Company’s analysis of the “more likely than not” tax positions there has been no liability recorded for uncertain tax positions at September 30, 2015 (successor) and 2014 (predecessor). The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next year.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest and income tax expense, respectively. The Company has no amounts accrued for interest or penalties at September 30, 2015 (successor) or 2014 (predecessor).

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 10 - INCOME TAXES (Continued)

The Company is subject to possible income tax examination by federal and state taxing authorities for open tax years. The Company is no longer subject to examination by these taxing authorities for years before 2011. Management has elected to extend the statute of limitations on certain tax filings of ADCO Global, Inc. (subsidiary acquired in 2013) for years after 2005. In addition, the Company files tax returns in Canada, Germany, the United Kingdom, Hong Kong, France and China, with the principal returns in Germany and the United Kingdom having open tax years from 2011.

The Company considers its undistributed earnings in its foreign subsidiaries to be indefinitely reinvested and therefore has not recorded a provision for U.S. income tax or foreign withholding taxes on such cumulative undistributed earnings. At September 30, 2015 (successor) and 2014 (predecessor), such undistributed earnings approximated $35,400 and $24,000, respectively. Should these earnings be distributed at a later date, based on a reassessment of where these earnings would be most optimally invested, additional taxes related to the distributions of such earnings could result.

A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management has considered the relevant evidence and determined that no valuation allowance was necessary at September 30, 2015 (successor) or 2014 (predecessor).

The federal net operating loss carryforward of approximately $24,700 at September 30, 2015 is available to reduce future consolidated taxable income and if not utilized will expire at various times from fiscal years ending 2029 through 2034. The Company utilized approximately $13,000 and $6,700 of its net operating loss carryforward during the period ended September 30, 2015 (successor) and year ended September 30, 2014 (predecessor), respectively, to offset taxable income.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Operating Lease Agreements: The Company has operating leases for certain manufacturing and warehouse facilities, which include payment of property taxes, utilities and certain other expenses, and expire at various dates through March 2026. The Company accounts for operating lease transactions by recording rent expense on a straight line basis over the expected life of the lease, starting on the date it gains possession of the leased property. The Company includes improvement allowances and rent holidays received from landlords and the effect of any rent escalation clauses as adjustments to straight line rent expense over the expected life of the lease. The Company also has month-to-month operating leases, which are expensed as incurred. Total rental expense under all operating leases aggregated $699, $2,891, and $3,111 for the period ended September 30, 2015 (successor), period ended June 18, 2015 (predecessor) and year ended September 30, 2014 (predecessor), respectively.

At September 30, 2015, future minimum lease commitments aggregated $8,929 and are payable as follows:

2016	$2,669
2017	2,091
2018	1,322
2019	810
2020	555
Thereafter	1,482

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 11 - COMMITMENTS AND CONTINGENCIES (Continued)

Litigation and Claims: The Company is party to legal proceedings arising from its operations. Related reserves are recorded when it is probable that liabilities exist and where reasonable estimates of such liabilities can be made. While it is not possible to predict the outcome of any of these proceedings, the Company’s management, based on its assessment of the facts and circumstances now known, does not believe that any of these proceedings, individually or in the aggregate, will have a material adverse effect on the Company’s financial position. The Company does not believe that, with respect to any pending legal matters, it is reasonably possible that a loss exceeding amounts already recognized may be material. However, actual outcomes may be different than expected and could have a material effect on the Company’s results of operations or cash flows in a particular period.

Environmental Matter: The Company and the former owners of its subsidiary, Para-Chem, are parties to an Asset Purchase Agreement (“the Agreement”) dated December 13, 2010. The Company acquired these environmental matters as part of the purchase of Para-Chem.

In the mid-1980s, the Para-Chem facility located in Simpsonville, South Carolina was designated by the Environmental Protection Agency (“EPA”) as a Superfund Site and placed on the National Priorities List. On September 27, 1993, the EPA issued a Record of Decision (“ROD”) which was subsequently amended on December 23, 1999, regarding the cleanup of the site. This ROD set forth an agreement for remediation of the site, primarily based upon continued groundwater extraction and treatment for up to 20 years. Prior to the acquisition, Para-Chem addressed the matters in the ROD, except for the annual maintenance issues, which are expected to continue for the foreseeable future.

The Company considers groundwater monitoring and remediation costs to be operating expenses, and consequently, expenses these costs as incurred. The Company’s statement of operations includes $54, $254, and $374 for these costs, which are included in general and administrative expense, for the period ended September 30, 2015 (successor), period ended June 18, 2015 (predecessor) and year ended September 30, 2014 (predecessor), respectively.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 12 - ACCUMULATED OTHER COMPREHENSIVE INCOME

The components of accumulated other comprehensive income, net of tax, are as follows at September 30, 2015 and September 30, 2014:

	(Successor)	(Predecessor)
	September 30 2015	September 30, 2014
Defined benefit pension plan adjustments, net of tax	$(481)	$(2,346)
Cumulative foreign currency translation adjustment	(1,858)	(4,473)

	$(2,339)	$(6,819)

NOTE 13 - RELATED PARTY EXPENSES

Beginning June 19, 2015 the Company entered into an agreement to pay management fees to American Securities, LLC (“American Securities”). The annual management fee is $2,500 and is payable quarterly. The Company incurred $625 management fee expense to American Securities for the period ended September 30, 2015, which is included in general and administrative expenses. The Company reimburses American Securities for travel and other miscellaneous expenses which totaled $8 for the period ended September 30, 2015 (successor). The Company does not have any amount payable to American Securities at September 30, 2015 (successor).

Through June 18, 2015, the Company paid management fees to Arsenal Capital Management, LP (“Arsenal”) in accordance with the Management Agreement. The management fee was based on the prior twelve month EBITDA and was payable quarterly. The annual management fee ranged from $1,750 to $2,500 based on defined EBITDA levels. The Company incurred $1,625 and $1,792 of management fee expense for the period ended June 18, 2015 (predecessor) and year ended September 30, 2014 (predecessor), respectively, which is included in general and administrative expenses. There was $500 of management fees payable as of September 30, 2014 (predecessor). The Company reimbursed Arsenal for travel and other miscellaneous expenses which totaled $38 and $93 for the period ended June 18, 2015 (predecessor) and year ended September 30, 2014 (predecessor), respectively.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 14 - PROFIT INTERESTS AND PHANTOM STOCK

Successor Plans: As of June 19, 2015, the Company implemented a Compensatory Class B Unit Grant Agreement, which allows the general partner of ASP Royal Holdings LLC, owner of ASP Royal Acquisition Corp., to issue profits interests in the form of Compensatory Class B Units to Royal Holdings Inc. and subsidiaries employees, non-employee managers and key advisors, as defined (collectively the “Grantee”). These units qualify as stock-based compensation and are accounted for as such. Up to 200,000 units can be issued under the Agreement. The Time-Vesting Units vest equally over five years based on the anniversary date from the Vesting Commencement Date. The Performance-Vesting Units vest over five years and are based on the Company achieving Targeted EBITDA, as defined, in each fiscal year beginning in 2016. To the extent that the annual EBITDA Target is not achieved there is also a Cumulative EBITDA Target, as defined. The contractual life of the units cannot exceed 10 years. The grantees do have the option of converting vested Class B units to Class A Units within the 10 year life for a conversion price of $100 per unit. No units have been granted to non-employees.

The following is a summary of the activity with respect to the Company’s (Successor) Compensatory Class B Unit Grant Agreement:

	Time Vesting Units	Performance Vesting Units	Total Units	Weighted- Average Exercise Price
Balance at June 19, 2015	—	—	—	$—
Granted	66,430	66,430	132,860	100
Forfeited	—	—	—	—

Outstanding at September 30, 2015	66,430	66,430	132,860	$100

A summary of the status of the Company’s unvested options as of September 30, 2015 and changes during the period ended September 30, 2015 is presented below:

	Time Vesting Units	Performance Vesting Units	Total Units	Weighted- Grant Date Fair Value
Nonvested at June 19, 2015	—	—	—	$—
Granted	66,430	66,430	132,860	39.81
Vested	—	—	—	—
Forfeited	—	—	—	—

Nonvested at September 30, 2015	66,430	66,430	132,860	$39.81

In the event of a change in control, as defined, all of the units are vested provided that the Company has satisfied certain performance metrics. Further, if the Grantee ceases to be employed by the Company or to provide services for the Company, the Compensatory Class B Unit Grant Agreement shall terminate and all those units not vested will no longer be deemed outstanding. Royal Holdings has the right but not the obligation to repurchase all or part of any vested units at their fair market value or other price set forth in the Grant Agreements.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 14 - PROFIT INTERESTS AND PHANTOM STOCK (Continued)

Management has determined that these Compensatory Class B Units should be classified as equity which would be measured at the grant date fair value and compensation expense recorded as vesting occurs.

Management has valued the units issued through September 30, 2015 (successor) using a dividend yield of 0%; expected volatility of 40%, risk free interest rate of 2.21%, discount for lack of marketability of 25%, and expected term of 10 years. The estimated grant date fair value of the units granted during the period ended September 30, 2015 (successor) is $5,289. No compensation expense was recorded related to this plan during the period ended September 30, 2015 (successor). As of September 30, 2015 (successor), the Company has unrecognized compensation cost of $5,289 which will be recognized over a weighted average period of 6 years.

In December 2015, ADCO Europe Holding GmbH, a wholly owned subsidiary of the Company implemented a phantom stock plan and entered into Bonus Award Letter Agreements with certain employees, non-employee managers and key advisors which entitles grantees to a cash payment upon a Sales Transaction, as defined therein, equal to the product of (1) the payment that such Phantom Grantee would receive as if such Phantom Grantee held a specified number of Compensatory Common Units, and (2) a specified Accrual Percentage, as defined therein. The bonus awards will vest partially over time and partially on the event of meeting certain financial measures. Participants will continue to vest as long as they provide services to the company, but any unvested awards will be forfeited upon termination of service. The Company has awarded approximately 29,400 units to key individuals. In addition, Chemque, another wholly owned subsidiary of the Company has awarded approximately 2,400 units.

Because the payment under the phantom stock plan is contingent on the occurrence of a future performance condition such as a public offering or other liquidating event and requires continuation of employment, no compensation expense will be recorded until that event occurs and the amounts are estimable.

Predecessor Plans: The Company maintained a Compensatory Common Unit Grant Agreement through June 18, 2015, which allowed the general partner of ACP Materials LLC, owner or Royal Acquisition Corp., to issue profits interests in the form of Compensatory Common Units to Royal Holdings, Inc. and subsidiaries employees, non-employee managers and key advisors, as defined (collectively the “Grantee”). These units qualified as stock-based compensation and were accounted for as such. Up to 12,729 units could be issued under the Agreement. The Time-Vesting Units vested equally over five years based on the anniversary date from the Vesting Commencement Date. The Performance-Vesting Units vested over five years and were based on the Company achieving Targeted EBITDA, as defined, in each fiscal year beginning in 2011. To the extent that the annual EBITDA Target was not achieved there was also a Cumulative EBITDA Target, as defined.

In the event of a change in control, as defined, all of the units vested provided that the Company satisfied certain performance metrics. Further, if the Grantee ceased to be employed by the Company or to provide services for the Company, the Compensatory Common Unit Grant Agreement terminated and all those units not vested would no longer be deemed outstanding. Royal Holdings, Inc. had the right but not the obligation to repurchase all or part of any vested units at their fair market value or other price set forth in the Grant Agreements.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 14 - PROFIT INTERESTS AND PHANTOM STOCK (Continued)

Management determined that these Compensatory Common Units should be classified as a liability which would be remeasured annually based on the then outstanding exercised units, however because a return on the profits interest was contingent on the occurrence of a future performance condition such as a public offering or other liquidating event, no compensation expense was recorded until such an event occurs and the amounts are estimable.

Upon consummation of the ownership transaction on June 19, 2015 as described in Note 1, all unvested units vested and the unit holders participated in the distribution of proceeds resulting from that transaction. At that point this plan effectively terminated. The compensation expense was $28,795 related to this plan, which has been determined to be a contingent expense related to the transaction and not included in the consolidated statement of operations for the period ended June 18, 2015 (predecessor). See Note 2.

The following is a summary of the activity with respect to the Company’s (Predecessor) Compensatory Common Unit Grant Agreement:

	Time Vesting Units	Performance Vesting Units	Total Units
Outstanding at September 30, 2013	3,431	3,431	6,862
Granted	2,890	2,890	5,780
Forfeited	—	—	—

Outstanding at September 30, 2014	6,321	6,321	12,642
Granted	—	—	—
Forfeited	—	—	—

Outstanding at June 18, 2015	6,321	6,321	12,642

Vested units at:
September 29, 2014	3,156	3,156	6,312

On November 30, 2013, each of the members of ACP Materials LLC entered into an amended and restated limited liability company agreement pursuant to which (1) the distributions available to each outstanding Compensatory Common Unit were limited to $1.7 per Compensatory Common Unit, and (2) the number of Compensatory Common Units that ACP Materials LLC is authorized to issue was increased to 12,729. Simultaneously with this amendment, ACP Materials LLC entered into a First Amendment to each Compensatory Common Unit Grant Agreement between ACP Materials LLC and each Grantee, pursuant to which each Grant Agreement corresponding to each previously issued Compensatory Common Unit was amended to limit the distributions available to each outstanding Compensatory Common Unit to $1.7. Finally, concurrently with the foregoing, ACP Materials LLC entered into new Compensatory Common Unit Grant Agreements by and between ACP Materials LLC and new Grantees, pursuant to which ACP Materials LLC issued Compensatory Common Units with a Participation Threshold, as defined therein, equal to $1.7. There is no limit on the distributions available to such newly-issued Compensatory Common Units.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 14 - PROFIT INTERESTS AND PHANTOM STOCK (Continued)

In January 2014 ADCO Europe Holding GmbH, a wholly owned subsidiary of the Company acquired in connection with the acquisition of ADCO Global, Inc., implemented a phantom stock plan and entered into Bonus Award Letter Agreements with certain employees, non-employee managers and key advisors which entitles grantees to a cash payment upon a Sales Transaction, as defined therein, equal to the product of (1) the payment that such Phantom Grantee would receive as if such Phantom Grantee held a specified number of Compensatory Common Units, and (2) a specified Accrual Percentage, as defined therein.

Upon consummation of the ownership transaction on June 19, 2015 as described in Note 1, the Company paid out $5,105 related to this plan, which has been determined to be a contingent expense related to the transaction and not included in the consolidated statement of operations for the period October 1, 2014 (processor) to June 18, 2015 (predecessor). See Note 2.

The following is a summary of the activity with respect to the Company’s (Predecessor) Phantom Stock Plan:

	Time Vesting Units	Performance Vesting Units	Total Units
Outstanding as of September 30, 2014	512	768	1,280
Granted	—	—	—

Outstanding as of June 18, 2015	512	768	1,280

Vested units as of:
September 30, 2014	102	154	256

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 15 - INCENTIVE PLANS

Certain members of the Company’s management are eligible to participate in the Royal Management Incentive Plan (“MIP”) and eligible to receive compensation based on the achievement of personal goals and the results of the Company for the period ended September 30, 2015 (successor), period ended June 18, 2015 (predecessor) and year ended September 30, 2014 (predecessor). Eligibility and Bonus Opportunity Target Percentages, as defined, are recommended each year by the compensation committee and approved by the Company’s board of directors.

The Company also offers a Sales Incentive Plan (“SIP) to certain sales employees with the achievement of business results through the accomplishment of individual territory sales revenue targets, personal objectives and divisional material margin.

The Chief Executive Officer will review and evaluate the eligible bonus payout calculations and make the formal recommendation as to the bonus earnings of each plan participant. The Board of Directors will make the final determination of all awards, taking into account the recommendations of the Chief Executive Officer. Compensation expense associated with these incentive plans for the period ended September 30, 2015 (successor), period ended June 18, 2015 (predecessor), and year ended September 30, 2014 (predecessor) was $2,037, $1,465, and $3,148, respectively. The amounts included in accrued payroll related to these plans at September 30, 2015 (successor) and September 30, 2014 (predecessor) was $3,502 and $3,148, respectively.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 16 - EMPLOYEE BENEFIT PLANS

Defined Contributions Plans: The Company sponsors three separate defined contribution 401(k) plans covering substantially all domestic employees; one plan for the Michigan collective bargaining agreement, one plan for the Indiana collective bargaining agreement, and one plan for all non-union employees. Under all plans, eligible employees may contribute a portion of their salaries subject to Internal Revenue Service limitations. The Company does not make a matching contributions under the Michigan collective bargaining plan. Under the Indiana collective bargaining plan, the Company is required to match 1.328% to 4.388% of the employee’s gross weekly compensation, based on levels of service. Under the non-union plan, the Company is required to match 50% of participant contributions up to 6% of the participants’ salary.

Expenses under these defined contribution plans for the period ended September 30, 2015 (successor), period ended June 18, 2015 (predecessor) and year ended September 30, 2014 (predecessor) were $197, $404, and $667, respectively.

U.S. Pension Plan: As part of the acquisition of ADCO Global, Inc. in 2013, the Company assumed the frozen pension plan sponsored by ADCO Products, Inc. The Company provides a noncontributory defined benefit pension plan covering certain of the domestic employees of ADCO Products, Inc. subject to a collective bargaining agreement. The measurement date for the plan is September 30. The pension benefit obligation below is the projected benefit obligation. The components of the benefit obligation, plan assets and funded status of the plan are as follows:

	(Successor)	(Predecessor)
	June 19, 2015 to September 30, 2015	October 1, 2014 to June 18, 2015	Year ended September 30, 2014
Change in projected benefit obligation:
Benefit obligation, beginning of period	$6,253	$6,212	$5,571
Interest cost	74	188	277
Actuarial (gain) loss	7	(7)	605
Benefits paid	(122)	(140)	(241)

Benefit obligation, end of period	$6,212	$6,253	$6,212

Change in plan assets:
Fair value of plan assets, beginning of period	$4,988	$4,752	$4,333
Actual return on plan assets	(397)	179	365
Employer contributions	66	197	295
Benefits paid	(122)	(140)	(241)

Fair value of plan assets, end of period	$4,535	$4,988	$4,752

Accrued pension liability, end of period	$1,677	$1,265	$1,460

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 16 - EMPLOYEE BENEFIT PLANS (Continued)

Amounts in accumulated other comprehensive income that have not been recognized as components of net periodic benefit cost are as follows:

	(Successor)	(Predecessor)
	June 19, 2015 to September 30, 2015	Year ended September 30, 2014
Unrecognized cumulative net income	$(507)	$(361)

The components of net periodic benefit cost are as follows:

	(Successor)	(Predecessor)
	June 19, 2015 to September 30, 2015	October 1, 2014 to June 18, 2015	Year ended September 30, 2014
Interest cost	$74	$188	$277
Expected return on plan assets	(102)	(260)	(334)

Total pension cost	$(28)	$(72)	$(57)

Weighted-average assumptions are as follows:
Discount rate during period	4.25%	4.25%	5.00%
Discount rate end of period	4.25%	4.25%	4.25%
Expected return on plan assets	7.50%	7.50%	7.50%
Rate of compensation increase	N/A	N/A	N/A

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 16 - EMPLOYEE BENEFIT PLANS (Continued)

The Company’s expected long-term rate of return on plan assets is based on historical rates of return for a similar mix of invested assets.

All plan assets, presented above for the qualified defined benefit pension plan, are managed in accordance with an established investment policy. The expected long-term rate of return assumption above is reflective of this target allocation. Although periodic rebalancing occurs, actual allocations may vary due to investment performance and the need to maintain sufficient liquidity to service required benefit payments. The pension plan asset allocation at September 30, 2015 (successor) and September 30, 2014 (predecessor), and target allocation by asset category are as follows:

		(Successor)	(Predecessor)
	Target	September 30, 2015	September 30, 2014
		Actual	Actual
Equity securities	50 - 70%	61%	65%
Cash and debt securities	30 - 50	39	35
Commodities	0 - 10	—	—

Total		100%	100%

The Company’s investment strategy for its domestic plan equity assets is for approximately 70% of the equity investments to be invested in large capitalization domestic funds, 15% to be invested in small to mid-capitalization domestic funds and 15% to be invested in international funds. Fixed income investments are invested in bond and guaranteed investment contract funds. Equity and debt securities and cash equivalents are valued at fair value using quoted prices in active markets (Level 1 inputs). Other assets are valued at fair value using a market approach and inputs that are directly or indirectly observable (Level 2 inputs).

Plan assets by category and fair value measurement level at September 30, 2015 (successor), and September 30, 2014 (predecessor), were as follows:

	September 30, 2015
	Total	Level 1	Level 2	Level 3
Equity securities	$2,762	$2,762	$—	$—
Cash equivalents	63	63	—	—
Fixed income funds	1,710	—	1,710	—

	$4,535	$2,825	$1,710	$—

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 16 - EMPLOYEE BENEFIT PLANS (Continued)

	September 30, 2014
	Total	Level 1	Level 2	Level 3
Equity securities	$3,080	$3,080	$—	$—
Cash equivalents	61	61	—	—
Fixed income funds	1,611	—	1,611	—

	$4,752	$3,141	$1,611	$—

The expected benefit payments to be paid from its domestic plan assets for each of the next five years and the five-year period thereafter are as follows:

2016	$126
2017	254
2018	318
2019	295
2020	369
2021 - 2025	1,856

The Company expects to make contributions to its domestic plan of $220 in 2016. There is no minimum funding requirement in 2016.

German Pension Plan: As part of the acquisition of ADCO Global, Inc. in 2013, the Company assumed the pension plans sponsored by its German subsidiary. The Company maintains unfunded defined benefit pension plans for certain of its German employees. The measurement date for the plan is September 30. The pension benefit obligation below is the projected benefit obligation. The components of the benefit obligation, plan assets and funded status of the plan are as follows:

	(Successor)	(Predecessor)
	June 19, 2015 to September 30, 2015	October 1, 2014 to June 18, 2015	Year ended September 30, 2014
Change in projected benefit obligation:
Benefit obligation, beginning of period	$12,914	$14,369	$13,186
Service cost	21	53	82
Interest cost	82	230	459
Actuarial (gain) loss	3	(338)	2,223
Benefits paid	(168)	(396)	(627)
Effect of change in exchange rate on benefit obligation	(619)	(1,004)	(954)

Benefit obligation, end of period	12,233	12,914	14,369
Plan assets at fair value, end of period	—	—	—

Accrued pension liability	$12,233	$12,914	$14,369

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 16 - EMPLOYEE BENEFIT PLANS (Continued)

Amounts in accumulated other comprehensive income that have not been recognized as components of net periodic benefit cost are as follows:

	(Successor)	(Predecessor)
	September 30,	September 30,
	2015	2014
Unrecognized cumulative net income	$3	$1,998

The components of net periodic benefit cost are as follows:

	(Successor)	(Predecessor)
	June 19, 2015	October 1,	Year
	to	2014 to	ended
	September 30,	June 18,	September 30,
	2015	2015	2014
Service cost	$21	$53	$82
Actuarial loss	3	77	—
Interest cost	82	230	459

Total pension cost	$106	$360	$541

The weighted average amortization period for the actuarial gain and loss is five years. The net actuarial loss that is expected to amortized form accumulated other comprehensive income (loss) into net period benefit costs during the period ended September 30, 2015 (successor) is $2.

Weighted-average assumptions are as follows:

	(Successor)	(Predecessor)
	June 19, 2015	October 1,	Year
	to	2014 to	ended
	September 30,	June 18,	September 30,
	2015	2015	2014
Discount rate during period	2.40%	2.40%	3.55%
Discount rate end of period	2.40%	2.35%	2.45%
Expected long-term rate of return on plan assets	N/A	N/A	N/A
Rate of compensation increase	2.50%	2.50%	2.50%

Benefits paid from the German pension plans were approximately $168, $396, and $627 for the period ended September 30, 2015 (successor), period ended June 18, 2015 (predecessor), and year ended September 30, 2014 (predecessor), respectively.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 (Successor) and September 30, 2014 (Predecessor)

(Dollars in thousands)

NOTE 16 - EMPLOYEE BENEFIT PLANS (Continued)

The expected benefit payment to be paid from the German pension plans for each of the next five years and the five-year period thereafter are as follows:

2016	$593
2017	601
2018	621
2019	624
2020	657
2021 – 2025	3,255

The Company does not expect to make contributions to the German pension plan in 2016, as none are required due to minimum funding requirements.

NOTE 17 - SUBSEQUENT EVENTS

In December 2015, the Company acquired the stock of TSV Adhesive Systems, Inc. dba ASI Adhesives for approximately $50,000. In January 2016, the Company amended its loan agreement to increase the amount available under the revolver from $50,000 to $68,000. In January 2016, the Company acquired the business assets of Associated Technologies, LLC d/b/a/ Weld Mount Systems for approximately $3,400. In June 2016, the Company acquired all of the equity interests of CASS Holdings Company d/b/a CASS Polymers, Inc. for approximately $15,000.

In February 2017, the Company restructured its existing 1st Lien and 2nd Lien term loans. The Company made a cash payment of $10,000 on the 2nd Lien Term Loan and borrowed an additional $55,000 on the restructured 1st Lien Term Loan to pay down $55,000 on the 2nd Lien Term Loan. Concurrent with the restructuring, the 1st Lien Term Loan was amended to reduce the interest rate by .25%.

On September 2, 2017, a contract was entered into by the shareholders to sell the stock of the Company’s ultimate parent (ASP Royal Acquisition Corp.) to H.B. Fuller Company.

(Continued)